Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ENACTED UNDER
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of IGI, Inc. (the "Company") on Form 10-KSB for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Carlene A. Lloyd, Vice President of Finance, state and certify, pursuant to 18 U.S.C. Section 1350, as enacted under Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 13, 2006

/s/ Carlene A. Lloyd

Carlene A. Lloyd
Vice President of Finance

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